U.S. Energy Corp. Receives NASDAQ Notice Regarding Non-Compliance with Continued Listing Standards

DENVER, CO – August 21, 2019 --- U.S. Energy Corp. (NASDAQCM: USEG) (“U.S. Energy” or the “Company”) today announced that the NASDAQ Stock Market LLC (“NASDAQ”) notified the Company on August 16, 2019 that it is not in compliance with NASDAQ Listing Rule 5250(c)(1) for continued listing due to the delay in filing its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019. Previously, NASDAQ had granted the Company an exception until September 16, 2019 to file its delinquent Annual Report on Form 10-K for the year ended December 31, 2018 and until October 14, 2019 to file its delinquent Quarterly Reports on Form 10-Q for the periods ended March 31, 2019 and June 30, 2019, subject to the Company submitting to NASDAQ the Company’s plan to regain compliance with NASDAQ’s filing requirements.

The notification from NASDAQ notes that U.S. Energy is required to submit to NASDAQ an update to its plan to regain compliance with filing requirements for continued listing no later than September 3, 2019 for the NASDAQ staff to review.

The Company failed to file its Annual Report on Form 10-K for the year ended December 31, 2018 and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2019 and June 30, 2019 with the Securities and Exchange Commission within the prescribed time period because of the ongoing litigation as described in the previously filed Form 12b-25 and the Company’s Forms 8-K, filed February 26, 2019, March 27, 2019, April 17, 2019, May 20, 2019, May 24, 2019, June 4, 2019 and August 9, 2019.

U.S. Energy is working to complete the Annual Report on Form 10-K for the year ended December 31, 2018 and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2019 and June 30, 2019 and intends to file the Annual Report no later than September 15, 2019 and the Quarterly Reports no later than October 14, 2019 and continues to diligently work toward regaining compliance with NASDAQ’s listing standards.

About U.S. Energy Corp.

We are an independent energy company focused on the lease acquisition and development of oil and gas producing properties in the United States. Our business is currently focused in the Williston Basin of North Dakota and South Texas. We continue to focus on increasing production, reserves, and cash flow from operations while maintaining low levels of leverage. More information about U.S. Energy Corp. can be found at www.usnrg.com.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of the securities laws. All statements other than statements of historical facts included herein may constitute forward-looking statements. Forward-looking statements in this document may include statements regarding the Company’s expectations regarding the Company’s operational, exploration and development plans; expectations regarding the nature and amount of the Company’s reserves; and expectations regarding production, revenues, cash flows and recoveries. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model,” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, fluctuations in oil and natural gas prices, uncertainties inherent in estimating quantities of oil and natural gas reserves and projecting future rates of production and timing of development activities, competition, operating risks, acquisition risks, liquidity and capital requirements, the effects of governmental regulation, adverse changes in the market for the Company’s oil and natural gas production, dependence upon third-party vendors, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission.

Corporate Contact:

U.S. Energy Corp.

Ryan Smith

Chief Financial Officer

(303) 993-3200

www.usnrg.com